UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

Register.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29739	11-3239091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

575 Eighth Avenue, 8th Floor New York, New York 10018
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (212) 798-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On March 17, 2005, Register.com, Inc. (the "Company") announced that the filing of its Annual Report on Form 10-K for the year ended December 31, 2004 (the "Form 10-K") and its earnings release will be delayed. As described in the Company's press release dated March 17, 2005, a copy of which is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein, the delay is necessary to enable management to complete the preparation of its financial statements, which has been delayed as a result of an ongoing assessment of the financial statement impact of the revenue recognition and related prepaid expense recognition material weaknesses described below, and to complete its evaluation of the Company's internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002. The Company is filing a Form 12b-25 to extend its Form 10-K filing deadline until March 31, 2005. The Company expects that it will file its Form 10-K on or before this date.

The assessment of the financial statement impact of the material control weaknesses described below and other matters encompasses the current and prior years. The Company may be required to restate its previously issued financial statements, however, no determination regarding a restatement will be made until the Company completes the foregoing assessment. Although the Company has not yet completed the required calculations to enable it to determine the overall impact of the revenue recognition and related prepaid expense recognition issues on its previously reported financial statements, based upon management's evaluation to date, any potential adjustments arising from the material weaknesses related to revenue recognition and related prepaid expense recognition will only impact the timing of recognizing deferred revenues and the related prepaid expenses. Further, these potential adjustments will not affect the Company's cash balance or its net cash provided by operating activities.

Although management has not completed its assessment of the Company's internal control over financial reporting as of December 31, 2004, it expects to conclude that, as of December 31, 2004, the Company's internal control over financial reporting was not effective as management has identified a number of material weaknesses. These material weaknesses include not maintaining effective controls over various types of transactions and systems that impact various financial statement line items, including revenues, cost of revenues, tax provision, deferred revenue, prepaid costs and deferred income taxes. The Company also expects that its independent registered public accounting firm will concur in management's assessment that the Company's internal control over financial reporting was not effective as of December 31, 2004. A material weakness is a significant control deficiency, or combination of significant control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Specifically, the material weaknesses (and preliminary remediation plans) currently identified by management are as follows:

Revenue Recognition

The Company's systems, processes and controls were originally set up to record, process, summarize and report transactions in accordance with a full month revenue recognition convention which the Company has historically applied in the determination of revenue recognition with respect to domain name registrations in the initial month of registration. The Company has now concluded that a mid-month revenue recognition convention is a more appropriate method to record revenue under generally accepted accounting principles. Therefore, the Company plans to make the necessary system, process and control modifications to record, process, summarize and report transactions in accordance with a mid-month revenue recognition convention. In addition, the Company has recently found errors in its systems relating to missing or inaccurate expiration dates for domain name subscriptions, as well as processing deficiencies that resulted in certain types of transactions being inaccurately identified or not recorded as transactions in some of the Company's systems. As a result, the Company found that it had made errors in the timing of revenue recognition and related prepaid expense recognition related to certain types of transactions such as domain name subscriptions renewed prior to the scheduled expiration date, domain names transferred in from other registrars, domain names transferred out to other registrars and customer credits. As noted above, the Company is currently assessing the impact of this material weakness on its historical financial statements. The assessment is still in process and restatement of previously issued financial statements may be necessary, however, no determination regarding a restatement will be made until the Company completes its assessment.

The Company has begun an effort to correct or enter expiration dates for all domain name subscriptions, and intends to make program changes necessary to ensure that all transaction types are properly identified and appropriately processed in the systems so that all transactions requiring deferral and amortization of revenue recognition over a period of time are accounted for in the proper periods. Management has not estimated the costs that will be incurred to make these changes, however such costs could be significant and could include costs for additional computer hardware to provide faster processing capability and greater data storage capacity, costs for software development and modifications, and costs for additional personnel. The Company intends to complete the required changes and modifications by the end of the third quarter of 2005 although the Company cannot provide any assurances that it will be successful in these efforts. Prior to completion of the required systems changes, the Company will institute manual controls and procedures to ensure that the amortization of deferred revenue and related prepaid expense transactions are calculated in accordance with generally accepted accounting principles.

Corporate Services

The Company's Corporate Services automated system through December 2004 did not support multiple price lists for certain customers. However, the Company had committed to numerous alternative prices with various customers, and as a result, numerous prices were incorrectly reflected in the Corporate Services system, resulting in invoicing inaccuracies for certain customers. In addition, through December 2004 the Corporate Services system did not automatically prevent duplicate invoicing to customers for certain types of transactions, which resulted in instances where customers were invoiced twice for the same transaction and revenue was recognized twice. In addition, the Company committed to provide certain customers with customized invoice formats which the Corporate Services automated system does not support, and as a result, customized invoices were prepared manually, which resulted in invoicing errors. The Company's control procedures through December 31, 2004 would not assure that billing errors affecting revenue, deferred revenue, cost of services and deferred costs would be detected or prevented. The Company does not expect that this material weakness will require any material adjustment to its historical financial statements.

By the end of the third quarter of 2005, the Company intends to (i) have its Corporate Services channel customers sign contracts, (ii) have prices correctly reflected in the Corporate Services system, and (iii) either enhance the system to provide the required invoice formats or advise customers that it can no longer provide manual invoices, although the Company cannot provide any assurances that it will be successful in remediating these issues. Prior to completion of the required systems changes, the Company will institute manual controls and procedures to ensure that the amortization of deferred revenue and related prepaid expense transactions are calculated in accordance with generally accepted accounting principles.

Systems Access

The Company does not sufficiently restrict the access to its systems. This material weakness allows for the integrity of data to be compromised when access to critical systems is not appropriately restricted or is not terminated or modified on a timely basis when employment is terminated or job responsibilities are changed. The Company has had control procedures in place to terminate access when employment is terminated, but these controls were found to be ineffective in 2004. At the end of the fourth quarter of 2004, the Company implemented controls to require quarterly updates of all access lists to all critical systems although sufficient time has not passed to allow for a determination that this weakness has been remediated. The Company can give no assurance that it will be successful in operating these control procedures.

Manual Processing of Transactions

The Company uses a manual order processing system to process certain transactions that its automated systems are unable to process. The manual order processing system does not ensure that billing occurs for every billable transaction and that amounts billed are complete and accurate. As a result, the Company could incur the cost of providing services to customers without receiving the related revenue or could record inaccurate amounts of revenue due to human error by its customer service representatives. Such a process also does not have an adequate control to prevent fraud. The Company's control procedures would not assure that billing errors affecting revenue and deferred revenue would be detected or prevented. The Company does not expect that this material weakness will require any material adjustment to its historical financial statements. The Company is planning to enhance its regular systems to enable those systems to execute all required transactions, which would enable the Company to eliminate the manual order processing system by the end of 2005, but the Company cannot provide any assurance that it will be successful in resolving these issues.

Determination of Financial Statement Tax Provision (Previously Disclosed)

In November 2004, the Company reported that it had identified a material weakness in its control procedures related to the determination of its financial statement tax provision, which resulted in a restatement of the Company's financial statements for the year ended December 31, 2003 and the quarterly periods ended March 31, 2004 and June 30, 2004 to correct an error that had been made in the first quarter of 2003 in that the Company failed to recognize a deferred income tax asset that resulted from a tax election the Company made in that quarter. The Company has implemented new control procedures that require the Company to calculate the financial statement tax provision and send it to outside tax advisors for review. The new control procedures adopted in 2004 also include an assessment of the potential financial statement tax provision impact of each non-recurring transaction, and documentation of such analysis with a memorandum to be prepared by the Company's Chief Financial Officer. The Company believes that new control procedures will adequately remediate this material weakness, although sufficient time has not passed to allow for a determination that this weakness has been remediated.

* * * * *

Since management has not completed its testing and evaluation of the Company's internal control over financial reporting, the Company may identify additional control deficiencies as being material weaknesses. In its Form 10-K, the Company will include a description of its material weaknesses and additional information required in management's report on the Company's internal control over financial reporting.

Statements in this report other than historical information constitute forward-looking statements and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among other things, uncertainty regarding the Company's ability to effectively remediate its control deficiencies and other factors detailed in the Company's filings with the Securities and Exchange Commission, including the Company's quarterly report on form 10-Q for the period ended September 30, 2004.

Item 9.01    Financial Statements and Exhibits

(c)    Exhibits.

Exhibit No.	Description
99.1	Press Release of Register.com, Inc. dated March 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2005

REGISTER.COM, INC. (Registrant)

By:	/s/ Jonathan Stern Jonathan Stern Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Register.com, Inc. dated March 17, 2005